CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated February 12, 2021, relating to the financial statements of Lightscape Technologies Inc., as of December 31, 2020 and 2019 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

February 12, 2021

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